UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2009

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway, Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (d)  Effective August 28, 2009, the Board of Directors of Sealy Corporation (the “Company”) appointed Matthew W. King to serve as a director of the Company.  Mr. King will not serve on any Committees of the Board of Directors and will replace Andrew J. Bellas who has resigned from the Board of Directors of the Company effective August 28, 2009.  Mr. Bellas did not serve on any Committees of the Board of Directors. Mr. King’s compensation for these services will be consistent with that offered to our other non-employee directors.

Mr. King is currently a principal with KKR Capstone which he joined in 2003 from McKinsey & Co. where he worked in a broad range of industries from insurance to petroleum. At KKR Capstone, Mr. King has worked with Accellent, PRIMEDIA, Sealy, Visant, and Yellow Pages Group. He holds a B.S., Summa Cum Laude, from North Carolina State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

	By:	/s/ Michael Q. Murray
Date: August 28, 2009
	Name:	Michael Q. Murray

	Title:	Senior Vice President, General Counsel